Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

May 27, 2020

DropCar, Inc.

1412 Broadway, Suite 2105

New York, NY 10018

Ladies and Gentlemen:

We have acted as counsel to DropCar, Inc., a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-4 (File No. 333-236461) (the “Initial Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to 63,955,115 shares of its common stock, par value $0.0001 (“the Shares”), and (ii) the related Registration Statement on Form S-4 (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) filed by the Company with the Commission on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act, relating to the issuance of up to an additional 12,791,023 shares (the “Additional Shares”) of Common Stock. The 462(b) Registration Statement incorporates by reference the Initial Registration Statement that was declared effective by the Commission on April 24, 2020. The Additional Shares are proposed to be offered upon the consummation of the merger (the “Merger”) of ABC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), with and into AYRO, Inc., a Delaware corporation (“AYRO”), pursuant to the Agreement and Plan of Merger and Reorganization, dated December 19, 2019, by and among the Company, Merger Sub and AYRO (the “Merger Agreement”).

In connection with this opinion, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Additional Shares, and such documents as we have deemed necessary for the purpose of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Additional Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon and subject to the foregoing, it is our opinion that, when the Additional Shares are issued and delivered by the Company in accordance with the Merger Agreement, the Additional Shares will be validly issued, fully paid and non-assessable.

We understand that the Company wishes to file this opinion with the Commission as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the heading “Legal Matters” in the prospectus which forms part of the Initial Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.